UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE AGE OF 1934 (AMENDMENT NO. )

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[X]  Definitive proxy statement.+
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[  ]  Soliciting material pursuant to Section 240.14a -12

ARGONAUT GROUP, INC.
________________________________________________________________________________________________________
(Name of Registrant as Specified in Its Charter)

________________________________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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10101 Reunion Place, Suite 500
San Antonio, Texas 78216
_________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 2, 2006

The annual meeting of stockholders of Argonaut Group, Inc., a Delaware corporation, (“Argonaut Group” or the “Company”) will be held on Tuesday, May 2, 2006 at at 10:30 a.m. at Hotel Valencia Riverwalk, 150 East Houston Street, San Antonio, Texas 78205 and at any adjournments or postponements thereof (the “Annual Meeting”).

The Annual Meeting is called for the following purposes:

1.     To elect nine directors;

2.     To ratify the appointment of independent auditors for the fiscal year ending December 31, 2006; and

3.     To consider and act upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

     The Board of Directors of the Company (the “Board” or “Board of Directors”) has fixed the close of business on March 16, 2006 as the record date for determining those stockholders who will be entitled to vote at the Annual Meeting. A list of such stockholders will be open to examination by any stockholder at the Annual Meeting and for a period of ten days prior to the date of the Annual Meeting during ordinary business hours at the Argonaut Group, Inc. Corporate Offices, 10101 Reunion Place, Suite 500, San Antonio, Texas 78216.

     The vote of each stockholder is important. I urge you to sign, date and return the enclosed proxy card as promptly as possible. In this way, you can be sure your shares will be voted at the Annual Meeting.

By Order of the Board of Directors

Craig S. Comeaux
Secretary

March 22, 2006

REGARDLESS OF WHETHER YOU PLAN TO BE PRESENT AT THE ANNUAL MEETING, YOU ARE REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES WILL BE REPRESENTED.

TABLE OF CONTENTS
PROXY STATEMENT	1
VOTING SECURITIES	1
CORPORATE GOVERNANCE
Board Independence	1
Code of Business Ethics and Conduct	2
Committees and Meetings of the Board of Directors	2
Process for Nominating Directors	3
Compensation of Directors	4
Officer & Director Stock Ownership Guidelines	5
Stockholder Communication with Board Members	5
Indemnification	5
BENEFICIAL OWNERSHIP	6
Security Ownership of Principal Stockholders and Management	6
Section 16(a) Beneficial Ownership Reporting Compliance	8
PROPOSALS
Proposal 1 – Election of Directors	8
Business Experience of Nominees	8
Proposal 2 – Ratification of Independent Auditors	10
EXECUTIVE OFFICERS	10
Business Experience of Executive Officers	10
Compensation of Executive Officers	11
Option Grants in Last Fiscal Year	12
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values	13
Employment Contract	13
Executive Retention Plan	13
Stock Incentive Plan	14
Pension Plan	15
Argonaut Supplemental Executive Retirement Plan	16
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION	16
General	16
Compensation Philosophy	16
Total Compensation for Executives	17
Corporate Tax Deduction on Compensation in Excess of $1 million	18
Chief Executive Officer Compensation	18
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	18
PERFORMANCE GRAPH	18
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	19
RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	20
Pre-Approval Process	21
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	21
Century Capital Entities	21
Fayez Sarofim & Company	22
Swett & Crawford	22
FORM 10-K AVAILABILITY	22
STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING OF STOCKHOLDERS	22
OTHER MATTERS	23

Corporate Offices:
10101 Reunion Place, Suite 500
San Antonio, Texas 78216

PROXY STATEMENT

     This proxy statement is furnished in connection with the solicitation by Argonaut Group, Inc. (“Argonaut Group” or the “Company”) of the enclosed proxy to vote shares of the Company’s common stock (the “Common Stock”) or Series A Mandatory Convertible Preferred Stock (the “Preferred Stock”) at the annual meeting of stockholders (the “Annual Meeting”) to be held on Tuesday, May 2, 2006, at 10:30 a.m. at Hotel Valencia Riverwalk, 150 East Houston Street, San Antonio, Texas 78205 and at any postponements or adjournments thereof. Matters to be voted upon at the meeting include the election of directors, the ratification of the appointment of independent auditors and such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

     Shares represented by duly executed proxies in the accompanying form received before the Annual Meeting will be voted at the Annual Meeting. Any stockholder giving a proxy has the power to revoke it at any time before it is voted by filing with the Secretary of the Company either an instrument revoking the proxy or a duly executed proxy bearing a later date. Proxies may also be revoked by any stockholder present at the Annual Meeting who expresses a desire to vote in person. If a stockholder specifies a choice on any matter to be acted upon by means of the ballot provided in the accompanying proxy, the shares will be voted accordingly. If no specification is made, the shares represented by the proxy will be voted FOR: (a) the election of the nine directors listed on the proxy card; and (b) the ratification of the appointment of independent auditors for the fiscal year ending December 31, 2006.

     The principal solicitation of proxies is being made by mail; however, additional solicitation may be made by directors, officers and regular employees of the Company and its subsidiaries. This proxy statement and the accompanying form of proxy are being mailed to stockholders beginning on or about March 27, 2006.

VOTING SECURITIES

Securities Outstanding

     March 16, 2006 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. On that date, there were 31,224,724 shares of the Common Stock and 1,953,310 shares of Preferred Stock for a total of 33,178,034 shares issued, outstanding and entitled to vote. The Company has no other voting securities outstanding. Pursuant to the Company’s Bylaws, a majority of all the shares entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Each stockholder of record is entitled to one vote per share held on all matters submitted to a vote of stockholders.

CORPORATE GOVERNANCE

Board Independence

     The Board has determined that each of the current directors standing for re-election except Mark E. Watson, III, the Chief Executive Officer of the Company, and Fayez Sarofim, is “independent” in accordance with the applicable corporate governance listing standards of the Nasdaq Stock Market, Inc. (“Nasdaq”) as currently in effect.

Code of Business Ethics and Conduct

     The Company has adopted a Code of Business Ethics and Conduct (the “Ethics Code”) that applies to all its directors, officers and employees, including the principal executive officer and the principal financial officer. A copy of the Ethics Code is available through the Company’s web site at www.argonautgroup.com. In addition, copies of the Ethics Code can be obtained, free of charge, upon written request to Investor Relations, 10101 Reunion Place, Suite 500, San Antonio, Texas 78216. Any amendments to or waivers of the Ethics Code that apply to the Company’s Board or its executive officers will be disclosed on the web site. The reference to the Company’s web site does not incorporate by reference the information contained in the web site and such information should not be considered a part of this proxy statement.

Committees and Meetings of the Board of Directors

     During 2005, the standing Committees of the Board of Directors were the Executive Committee, the Audit Committee, the Investment Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee. While the Company does not have a policy requiring directors to attend the annual meeting of stockholders, a meeting of the Board of Directors is customarily held on the same day as the annual meeting of stockholders and the Company encourages directors to attend the stockholder meeting. All of the directors except Mr. Roberts, who was not standing for re-election to the Board of Directors, and Mr. Sarofim attended the 2005 annual meeting of stockholders.

     Between January 1, 2005 and December 31, 2005 the Board of Directors met 9 times, the Executive Committee did not meet, the Audit Committee met 10 times, the Investment Committee met 5 times, the Compensation Committee met 8 times, and the Corporate Governance and Nominating Committee met once. During that time, all directors except Mr. Cash attended 75 percent or more of the meetings of the Board of Directors and of the Committees of the Board on which they serve. The independent directors met in executive session twice.

Executive Committee

     The Executive Committee consists of Messrs. Woods, De Leon, and Watson. Except for certain powers which, under Delaware law, may only be exercised by the full Board of Directors, the Executive Committee may exercise all powers and authority of the Board of Directors in the management of the business of the Company.

Audit Committee

     The Audit Committee consists of Messrs. Cash, De Leon, Maresh and Power, each of whom is “independent” as defined by Rule 4200(a)(15) of the Nasdaq’s listing standards, and also meets the additional independence and other requirements for audit committee-membership under Rule 4350(d)(2) of those standards.

     The Audit Committee assists the Board of Directors in its oversight of the quality and integrity of the accounting, auditing, and financial reporting processes of the Company. The Audit Committee is primarily responsible for, among other things, (a) review of quarterly and annual financial results and other financial information, (b) the appointment, replacement, compensation and oversight of independent auditors, (c) reviewing all recommendations of the auditors with respect to accounting methods and internal controls of the Company, (d) reviewing and approving in advance audit and non-audit services and reviewing the scope of the audits conducted by the auditors, and (e) overseeing the Company’s internal audit procedures. The Audit Committee’s role includes discussing with management, internal audit and the independent auditors the Company’s processes to manage its business and financial risk, and processes for compliance with significant applicable legal and regulatory requirements. The Board of Directors has adopted a written charter that specifies the scope of the Audit Committee’s responsibilities, which is available on the Company's web site at  www.argonautgroup.com. The reference to the Company's web site does not incorporate by reference the information contained in the web site and such information should not be considered a part of this proxy statement. The Report of the Audit Committee to the Board of Directors for the 2005 fiscal year is included in this proxy statement beginning on page 20.

Audit Committee Financial Expert

     Frank W. Maresh is qualified as an “audit committee financial expert” within the meaning of applicable SEC rules and regulations governing the composition of the Audit Committee. In addition, the Board has determined that he has appropriate experience and background to satisfy the “financial sophistication” requirements of Nasdaq’s listing standards.

Investment Committee

     The Investment Committee consists of Messrs. Fulkerson, Hartoch, Watson, and Woods. The Investment Committee sets the Company’s investment policy. All investment transactions are ratified by the full Board of Directors. The Board of Directors has adopted a written charter for the Investment Committee that specifies the scope of the Investment Committee’s responsibilities, which is available on the Company’s web site at www.argonautgroup.com. The reference to the Company’s web site does not incorporate by reference the information contained in the web site and such information should not be considered a part of this proxy statement.

Compensation Committee

     The Compensation Committee consists of Messrs. De Leon, Power, and Woods, each of whom is “independent” in accordance with the applicable corporate governance listing standards of Nasdaq as currently in effect. The Compensation Committee determines, approves and reports to the Board of Directors on the annual compensation of the executive officers, including actions related to the Company’s Amended and Restated Stock Incentive Plan. The Board of Directors has adopted a written charter that specifies the scope of the Compensation Committee’s responsibilities, which is available on the Company’s web site at www.argonautgroup.com. The reference to the Company’s web site does not incorporate by reference the information contained in the web site and such information should not be considered a part of this proxy statement. The Compensation Committee Report on Executive Compensation for the 2005 fiscal year is included in this proxy statement beginning on page 17.

Corporate Governance and Nominating Committee

     The Corporate Governance and Nominating Committee consists of Messrs. Fulkerson, Maresh, and Woods, each of whom is “independent” in accordance with the applicable director independence standards of Nasdaq as currently in effect. The purpose of the Corporate Governance and Nominating Committee is to establish criteria for Board member selection and retention, identify individuals qualified to become Board members, and recommend to the Board the individuals to be nominated and re-nominated for election as directors. The Board of Directors has adopted a written charter for the Corporate Governance and Nominating Committee that specifies the scope of the Committee’s responsibilities, a copy of which is available on the Company’s web site at www.argonautgroup.com. The reference to the Company’s web site does not incorporate by reference the information contained in the web site and such information should not be considered a part of this proxy statement.

Process for Nominating Directors

     The Corporate Governance and Nominating Committee identifies director nominees from various sources such as officers, directors, and stockholders and third party consultants to assist in identifying and evaluating potential nominees. The Corporate Governance and Nominating Committee will consider and evaluate a director candidate recommended by a stockholder in the same manner as a candidate recommended by a current director. The Corporate Governance and Nominating Committee will assess all director nominees taking into account several factors including, but not limited to, issues such as the current needs of the Board and the nominee's: (i) integrity, honesty and accountability; (ii) successful leadership experience and strong business acumen; (iii) forward-looking, strategic focus; (iv) collegiality; (v) independence and absence of conflicts of interests; and (vi) ability to devote necessary time to meet director responsibilities. The Corporate Governance and Nominating Committee will ultimately recommend nominees that it believes will enhance the Board's ability to manage and direct, in an effective manner, the affairs and business of the Company.

     Stockholders wishing to recommend a director candidate to serve on the Board may do so by providing advance written notice to the Company. To make a director nomination at the 2006 annual meeting, a stockholder must follow the same procedures required for submitting a stockholder proposal. See “Stockholder Proposals for the Next Annual Meeting of Stockholders” beginning on page 22. Notices should be sent to Craig S. Comeaux, Secretary, Argonaut Group, Inc., 10101 Reunion Place, Suite 500, San Antonio, Texas 78216. The notice must set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) the number and class of all shares of each class of capital stock of the Company beneficially owned by the person or persons to be nominated; (c) a representation that the nominating stockholder is a stockholder of record of the company's stock entitled to vote at such meeting, including setting forth the number and class of all shares of each class of capital stock of the Company beneficially owned by the nominating stockholder, and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (d) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (e) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board; and (f) the signed consent of each nominee to serve as a director of the Company if so elected. The presiding officer of the annual meeting of stockholders may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure. If you are interested in recommending a director candidate, you may request a copy of the Company's Bylaws by writing the Company Secretary at the address set forth on the front page of this proxy statement.

Compensation of Directors

     Directors who are not employees of the Company or its subsidiaries receive a retainer of $30,000 per year paid quarterly. In addition, the Chairman of the Executive Committee receives a retainer of $20,000 per year paid quarterly, the Chairmen of the Audit Committee receives a retainer of $40,000 per year paid quarterly and the Chairman of the Compensation Committee receives a retainer of $30,000 per year paid quarterly. Other non-employee members of the Executive and Compensation Committees receive a retainer of $8,000 per year paid quarterly and members of the Audit Committee, all of whom are non-employees, receive a retainer of $15,000 per year paid quarterly. All non-employee directors receive an additional $1,500 for attendance at each meeting of the Board of Directors and each member of the Audit Committee receives $1,000 per meeting attended.

     The Non-Employee Director Plan provides that immediately after each annual meeting of stockholders of the Company, each non-employee director who is in office at such time shall be granted an option to purchase 5,000 shares of Common Stock. In addition, each non-employee director who becomes a member of the Board will be granted an option to purchase 5,000 shares upon election or appointment (other than a director who first becomes a member by stockholder vote at an annual meeting). All options granted after May 11, 2004 have a term of no more than 7 years and an exercise price equal to the fair market value as of the date of grant. The options vest in two ways: (1) one year after the date of grant if granted other than at an annual meeting or, (2) one day prior to the next scheduled annual meeting if granted at the previous annual meeting, unless a “change of control” occurs, in which case the options will become immediately vested.

     On December 16, 2005, the Board of Directors adopted the Argonaut Deferred Compensation Plan for Non-Employee Directors, a non-funded and non-qualified deferred compensation plan. Under the Plan, non-employee directors may elect each year to defer payment of 50% or 100% of their cash compensation payable during the next calendar year. During the time that the cash compensation amounts are deferred, such amounts will be credited with interest earned at a rate two (2) percent above the prime rate, first using the prime rate in effect on the date the Plan was adopted and using the prime rate in effect on May 1 each year thereafter. In addition, the Plan calls for the Company to grant a match equal to 150% of the cash compensation amounts deferred in the form of “Stock Units.” Stock Units provide directors with the economic equivalent of stock ownership and are credited as a bookkeeping entry to each director’s “Stock Unit Account.” Each Stock Unit shall be valued at the closing price of the Company’s common stock on the national exchange on which it is listed as of the date credited for all purposes under the Plan and fluctuate daily thereafter on that same basis. Stock Units may not be transferred or sold and they do not provide any voting or other shareholder rights. Stock Unit Accounts will be credited with additional Stock Units to mirror the value of any dividends on the Company’s common stock, as of the date declared. The Plan provides for a Stock Unit Account to be established for each non-employee director upon the effective date of the Plan and with credit for an initial bookkeeping entry for 1,333 Stock Units. Directors joining the Board after the effective date of the Plan shall have a Stock Unit Account established as of the date of their election or appointment with an identical initial bookkeeping entry. Unless removed for cause, each director (or such director’s designated beneficiary) shall be entitled to a distribution from the Plan six months after their service on the Board of Directors ends or, in the event of a change in control of the Company, as of the date of the change in control. The distribution shall be equal to the value of the Stock Units in such director’s Stock Unit Account as of the last date of service, together with the value of all cash compensation deferred and interest earned through the date the distribution is made. Distributions shall be payable in the form of shares of the Company’s common stock, with the number of shares payable determined using the closing price of the Company’s common stock on the national stock exchange on which it is listed as of the date of the director’s last day of service on the Board. Shares delivered under the Plan shall be acquired by the Company on the open market in advance of the distribution date. No shares of the Company’s common stock will be issued or reserved for future issuance in connection with the Plan.

Officer and Director Stock Ownership Guidelines

     Consistent with the Company’s commitment to sound corporate governance principles, the Compensation Committee of the Board of Directors adopted stock ownership guidelines for directors and officers effective November 1, 2005. The guidelines are intended to function as an important part of the Company’s executive and director compensation programs and further align the economic interests of the Company’s executives and directors with those of its shareholders. The guidelines apply to all non-employee directors and all executives participating in the Company’s annual incentive award program. Pursuant to the guidelines, each non-employee director will be required to hold equity in the Company with a value equal to or greater than $150,000. An executive participating in the annual incentive award program must hold equity with a value equal to or greater than the participant’s base salary multiplied by a factor that ranges from 5.0 to .25 depending upon the position he or she holds.

     For purposes of the stock ownership guidelines, equity includes 1) shares of common stock beneficially owned by or on behalf of an individual or an immediate family member residing in the same household, including stock held in trusts or IRS approved plans, 2) vested or unvested shares of restricted common stock, 3) the net value, expressed in shares of common stock, of any vested stock options and 4) the net value, expressed in shares of common stock, of any other vested award that is linked to the price of the Company's common stock and granted pursuant to one of the Company's qualified or non-qualified compensation or stock incentive plans.

     Current directors shall have four (4) years from the effective date of the guidelines to be in compliance with the policy. New directors are expected to be in compliance with the guidelines within four (4) years from the date of their election or appointment to the Board. Current executives shall have five (5) years from the effective date of the guidelines to be in compliance with the policy. New executives must be in compliance with the guidelines within five (5) years from the date on which they became participants in the Company’s annual incentive award program. In the event that an executive is promoted to a level that requires additional equity holdings based on a higher multiplier of base salary under the guidelines, the executive shall have an additional two years to accumulate the additional equity holdings. A more detailed summary of our stock ownership guidelines can be found on our website at www.argonautgroup.com. The reference to the Company’s web site does not incorporate by reference the information contained in the web site and such information should not be considered a part of this proxy statement.

     The ownership levels of our executives and directors as of the record date are set forth in the section entitled “Beneficial Ownership” beginning on page 6.

Stockholder Communication with Board Members

     The Company has a process for stockholders to communicate with the Board of Directors, a specific director or the non-management or independent directors as a group. Stockholders may send written communications c/o Argonaut Group, Inc., Attn: Secretary, 10101 Reunion Place, Suite 500, San Antonio, Texas 78216 (fax: 210-344-5852). The Secretary will review the communication and forward such communication to the individual director or directors to whom the communication is directed, if any. If the communication does not specify a recipient, the Secretary will forward it to the full Board of Directors or to the director or directors the Secretary believes is most appropriate.

Indemnification

     Under its Certificate of Incorporation, Argonaut Group is obligated to indemnify its directors and officers to the fullest extent permitted by Delaware law. The Certificate of Incorporation makes such indemnification rights contract rights and entitles directors and officers to initiate legal action against Argonaut Group to enforce such indemnification rights. Argonaut Group’s Certificate of Incorporation also provides that, to the fullest extent permitted by Delaware law, a director shall not be liable to Argonaut Group or its stockholders for monetary damages for breach of fiduciary duty as a director. However, the Certificate of Incorporation does not eliminate a director’s liability for breach of the duty of loyalty, acts or omissions not in good faith, certain payments not permitted under Delaware General Corporation Law, or transactions in which the director derives an improper benefit.

BENEFICIAL OWNERSHIP

Security Ownership of Principal Stockholders and Management

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock (including Preferred Stock entitled to vote on an as-if-converted basis) as of March 16, 2006 of each person known to the Company to beneficially own more than 5 percent of the Common Stock (including Preferred Stock entitled to vote on an as-if-converted basis).

	Common Stock
	Number of
	Shares
	Beneficially	Percent of
Name and Address of Beneficial Owner	Owned (1)	Class (1)
Singleton Group LLC	4,663,056 (2)	14.06%
335 Maple Drive, Suite 177
Beverly Hills, CA 90210
HCC Insurance Holdings, Inc.	2,453,310 (3)	7.39%
13403 Northwest Freeway
Houston, TX 77040-6094
DFA Investment Dimensions Group	2,395,575	7.22%
1299 Ocean Ave., Ste 650 11th Fl
Santa Monica, CA 90401
Royce & Associates, LLC	1,979,800	5.97%
1414 Avenue of the Americas
New York, NY 10019
Wells Fargo & Company	1,958,057	5.90%
420 Montgomery St.
San Francisco, CA 94163
____________

(1)

The information in this table is based on information reported on Schedules 13D, 13F-HR or 13G or Form 4s filed with the Securities and Exchange Commission. A person is deemed to be the beneficial owner of shares if such person, either alone or with others, has the power to vote or to dispose of such shares. Shares beneficially owned by a person include shares of which the person has the right to acquire beneficial ownership within 60 days, including under stock options that were exercisable on March 16, 2006 or that become exercisable within 60 days after March 16, 2006. The percentages calculated above are based upon issued and outstanding shares on an as-if-converted basis as of March 16, 2006. Unless otherwise indicated in the footnotes below, the persons and entities named in this table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

(2)

The Singleton Group LLC (the “LLC”), a limited liability company formed under the laws of Delaware, is engaged in investing in and holding domestic and foreign equity securities, government securities and related instruments. The LLC and William W. Singleton and Donald E. Rugg, as managers of the LLC, share voting power with respect to 4,663,056 shares of Common Stock.

(3)

HCC Insurance Holdings, Inc. (“HCC”) is an international insurance holding company. On 12/31/2005, HCC was the beneficial owner of 2,453,310 shares of Preferred Stock. The Preferred Stock is convertible on a 1-for-1 basis into the Common Stock. The Preferred Stock votes on an as-if-converted basis. If not previously converted, the Preferred Stock will mandatorily convert on the 10th anniversary of its issuance. In January 2006, HCC converted 500,000 shares of the Preferred Shares into the Company’s common stock.

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock (including Preferred Stock entitled to vote on an as-if-converted basis) as of March 16, 2006 of (i) each director or director nominee of the Company; (ii) each named executive officer of the Company; and (iii) all directors, director nominees and named executive officers of the Company as a group:

	Number of Shares Beneficially Owned (1)		Percent of Class (1)
Name of Beneficial Owner
Gary V. Woods	23,000	(2)	*
H. Berry Cash	5,000	(2)	*
Hector De Leon	16,000	(2)	*
Allan W. Fulkerson	16,431	(2)	*
David Hartoch	10,000	(2)	*
Frank W. Maresh	13,000	(2)	*
John R. Power, Jr.	22,000	(2)	*
Fayez S. Sarofim	1,096,125	(3)	3.30%
Mark E. Watson III	668,790	(2)	2.02%
Barbara C. Bufkin	53,555	(2)	*
Mark W. Haushill	40,477	(2)	*
Byron L. LeFlore, Jr.	25,800	(2)	*
Charles W. Weaver	28,122	(2)	*
All directors, director nominees
and named executive officers as a
group (14 persons)	2,018,300		6.08%

* Less than 1 percent of the outstanding Common Stock
____________

(1)

The information in this table is based on information supplied directly to the Company by director nominees and on information reported on Forms 3, 4 or 5 or on any Schedule 13G filed with the Securities and Exchange Commission. A person is deemed to be the beneficial owner of shares if such person, either alone or with others, has the power to vote or to dispose of such shares. Shares beneficially owned by a person include shares of which the person has the right to acquire beneficial ownership within 60 days, including stock options that were exercisable on March 16, 2006 or that become exercisable within 60 days after March 16, 2006. The percentages calculated above are based upon issued and outstanding shares as of March 16, 2006 on an as-if-converted basis. Unless otherwise indicated in the footnotes below, the persons and entities named in this table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

(2)

Includes beneficial ownership of shares of Common Stock which are issuable upon the exercise of options, as follows: Mr. Woods – 22,000; Mr. Cash – 5,000, Mr. De Leon – 16,000; Mr. Fulkerson – 10,000; Mr. Hartoch – 10,000; Mr. Maresh – 13,000; Mr. Power – 22,000; Mr. Watson – 613,349; Ms. Bufkin – 45,970; Mr. Haushill – 26,000; Mr. LeFlore – 17,500; and Mr. Weaver – 15,605.

(3)

Mr. Sarofim may be deemed to be the beneficial owner of 1,096,125 shares of Common Stock. Of those shares, Mr. Sarofim has sole voting and dispositive power with respect to 648,776 shares. Mr. Sarofim is Chairman of the Board and President, a director and owner of a majority of the outstanding capital stock of Fayez Sarofim & Company, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. 15,843 shares of Common Stock is held in investment advisory accounts managed by Fayez Sarofim & Company for numerous clients. 409,506 shares of Common Stock are owned directly by Sarofim International Management Company, a wholly owned subsidiary of Fayez Sarofim & Co. for its own account. Mr. Sarofim has beneficial ownership in 22,000 shares of Common Stock that are issuable upon the exercise of options.

 Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires directors, executive officers and holders of more than 10% of Common Stock to file with the Securities and Exchange Commission reports regarding their ownership and changes in ownership of the Company’s securities. The Company believes that during 2005 all reports for the Company’s executive officers, directors and 10% stockholders that were required to be filed under Section 16(a) of the Exchange Act were timely filed.

PROPOSALS

ELECTION OF DIRECTORS

(Proposal No. 1)

     Nine nominees are to be elected at the Annual Meeting to serve for a term of one year or until the election and qualification of their successors. Duly executed proxies will be voted in favor of electing the nine nominees named below as directors of Argonaut Group unless authority to so vote is withheld. Proxies will be voted for substitute nominees in the event that any of the present nominees is unwilling or unable to serve. Argonaut Group is not presently aware of the unwillingness or inability of any nominee to serve. The nine nominees receiving the greatest number of votes cast will be elected a director.

     The table set forth below lists the name and age of each of the nominees for election as director and the positions and offices that each such person currently holds with the Company, if any.

Name	Positions and Offices With Company	Age
Gary V. Woods	Chairman of the Board (1)(3)(4)(5)	62
H. Berry Cash	Director (2)	67
Hector De Leon	Director (1)(2)(4)	59
Allan W. Fulkerson	Director (3)(5)	72
David Hartoch	Director (3)	66
Frank W. Maresh	Director (2)(5)	67
John R. Power, Jr.	Director (2)(4)	50
Fayez S. Sarofim	Director	77
Mark E. Watson III	President, Chief Executive Officer and Director (1)(3)	41
____________

(1)	Member of the Executive Committee of the Board of Directors.

(2)	Member of the Audit Committee of the Board of Directors.

(3)	Member of the Investment Committee of the Board of Directors.

(4)	Member of the Compensation Committee of the Board of Directors.

(5)	Member of the Corporate Governance and Nominating Committee of the Board of Directors.

Business Experience of Nominees

     Gary V. Woods has been a director of the Company since March 2000 and Chairman of the Board of Directors since April of 2001. He is President of McCombs Enterprises and currently serves on the board of the Cancer Therapy and Research Center, which is based in San Antonio, Texas.

     H. Berry Cash has been a director of the Company since May 10, 2005. He has been a general partner of InterWest Partners, a venture capital fund, since 1985. Mr. Cash currently serves on the board of directors of the following publicly held companies: Ciena Corporation, Silicon Laboratories Inc., i2 Technologies, Inc., Staktek Holdings, Inc. and First Acceptance Corporation.

     Hector De Leon has been a director of the Company since February 2003. He is the managing partner of De Leon, Boggins & Icenogle, P.C., a law firm in Austin, Texas, which he founded in 1977. Prior to 1977, Mr. De Leon was General Counsel of the Texas State Insurance Board and previously served as a director of Titan Holdings, Inc., a publicly traded property and casualty insurance company based in San Antonio, Texas.

     Allan W. Fulkerson has been a director of the Company since May 11, 2004. He is currently a managing member of Red Hill Capital, LLC. He was President and a Director of Century Capital Management, Inc. (“CCMI”), a registered investment advisor that specialized in the insurance industry until January 2004 and now serves as a consultant to its successor in interest, Century Capital Management, LLC (“CCML”). He has been associated with CCMI and its successor in interest, CCML, for at least the last five years. Mr. Fulkerson is a director of Asset Allocation & Management Company., L.L.C. ("AAM"), HCC Insurance Holdings, Inc. (“HCC”), CRM Holdings, Ltd., and Montpelier Re Holdings, Ltd. Please see the section captioned “Certain Relationships and Related Party Transactions” which begins on page 21 of this proxy statement for a discussion of the Company's relationships with CCMI, CCML, CCPIII and AAM.

     David Hartoch has been a director of the Company since May 11, 2004. On April 1, 2005, Mr. Hartoch resumed his position as acting president and chief executive office of Swett & Crawford, where he had served as Chairman and Chief Executive Officer from 1997 to 2003. Between January 1, 2004 and April 1, 2005, Mr. Hartoch served as a consultant to Swett & Crawford. He was elected President of the NAPSLO trade association from 1993 to 1994 and was President and Chief Operating Officer of Sherwood Insurance Services from 1991 to 1997. Please see the section captioned Certain Relationships and Related Party Transactions on page 22 of this proxy statement for a discussion of Swett & Crawford’s relationship with the Company.

     Frank Maresh was appointed to the Board in December 2003. Mr. Maresh is a consultant, investor and owner in numerous private enterprises. He is a Certified Public Accountant and was formerly the Vice Chairman of KPMG in the United States. Mr. Maresh sat on the Texas State Board of Public Accountancy from 1993 to 1999 where he served as both Chairman of the Board and Chairman of the Major Case Committee. In addition, Mr. Maresh is a member of the board of Eagle Materials, Inc., a member of the Board of the McCombs School of Business at the University of Texas, a member of the board of the University of Texas Accounting Department and a trustee of Schreiner University.

      John R. Power, Jr. has been a director of the Company since January 2000. He is President of the Patrician Group, a private investment firm located in Lisle, Illinois. Mr. Power currently serves as a board member of Case Corporation’s financial subsidiary.

     Fayez S. Sarofim has been a director of the Company since 1986. He is Chairman of the Board and President of Fayez Sarofim & Co., a registered investment advisor. He is currently a director of Kinder Morgan Inc. and Unitrin, Inc. Please see the section captioned Certain Relationships and Related Party Transactions on page 22 of this proxy statement for a discussion of Fayez S. Sarofim’s relationship with the Company.

     Mark E. Watson III has been a director of the Company since June 1999 and the Company’s President and Chief Executive Officer since January 2000. Mr. Watson joined the Company as Vice President in September 1999. He was a principal of Aquila Capital Partners, a San Antonio, Texas-based investment firm in 1998 and 1999, and served from 1992 to 1998 as a director and Executive Vice President, General Counsel and Secretary of Titan Holdings, Inc., a publicly traded property and casualty insurance holding company.

Required Vote

     Under Delaware law and the Company’s Bylaws, directors will be elected by a plurality of the votes of the shares of each series of capital stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Since there is no particular percentage of either the outstanding shares or the shares represented at the Annual Meeting required to elect a director, abstentions and broker non-votes will have the same effect as the failure of shares to be represented at the Annual Meeting, except that the shares subject to such abstentions or non-votes will be counted for purposes of determining whether there is a quorum for taking stockholder action. Neither holders of Common Stock nor holders of Preferred Stock have cumulative voting rights in the election of directors.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES LISTED ABOVE AS DIRECTORS AND, UNLESS DIRECTED OTHERWISE, IT IS THE INTENTION OF THE PROXIES NAMED IN THE FORM OF PROXY THAT ACCOMPANIES THIS PROXY STATEMENT TO VOTE FOR SUCH NOMINEES AS DIRECTORS.

RATIFICATION OF INDEPENDENT AUDITORS

(Proposal No. 2)

     The Audit Committee of the Board has appointed Ernst & Young LLP as independent auditors to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2006. During fiscal 2005, Ernst & Young served as the Company's independent auditors and also provided certain tax and other audit related services. See "Relationship with Registered Independent Public Accounting Firm" on page 20. Representatives of Ernst & Young are expected to attend the meeting, where they are expected to be available to respond to appropriate questions and, if they desire, to make a statement.

Required Vote

     Ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for fiscal 2006 requires the affirmative vote of the holders of at least a majority of the shares of the Company’s issued and outstanding capital stock represented and voting at the Annual Meeting and cast on this Proposal. Abstentions and broker non-votes will have the same effect as the failure of shares to be represented at the Annual Meeting, except that the shares subject to such abstentions or non-votes will be counted for purposes of determining whether there is a quorum for taking stockholder action.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF ERNST & YOUNG AS THE COMPANY’S INDEPENDENT AUDITOR AND, UNLESS DIRECTED OTHERWISE, IT IS THE INTENTION OF THE PROXIES NAMED IN THE FORM OF PROXY THAT ACCOMPANIES THIS PROXY STATEMENT TO VOTE FOR SUCH RATIFICATION.

EXECUTIVE OFFICERS

     The following table sets forth, for each executive officer of the Company, such person’s name, age and position with the Company and its principal subsidiaries. Each such executive officer serves at the pleasure of the Board of Directors.

Name	Position	Age
Mark E. Watson III	President and Chief Executive Officer	41
Barbara C. Bufkin	Senior Vice President, Corporate Business Development	50
Mark W. Haushill	Senior Vice President, Treasurer and Chief Financial Officer	44
Byron L. LeFlore, Jr.	Senior Vice President and General Counsel	42
Charles W. Weaver	Senior Vice President, Claims	64

____________

Business Experience of Executive Officers

     Mark E. Watson III has been President and Chief Executive Officer of Argonaut Group since January 2000. See “Election of Directors--Business Experience of Nominees” on page 9 for a description of Mr. Watson’s business experience.

     Barbara C. Bufkin joined Argonaut Group as Vice President, Corporate Business Development in September 2002 after serving as a reinsurance consultant to the Company for a year. She became Senior Vice President, Corporate Business Development on August 3, 2004. Preceding Ms. Bufkin’s association with Argonaut, she served as Director of Swiss Re New Markets and Chairman, President and Chief Executive Officer of Swiss Re subsidiary, Facility Insurance Corporation. During her tenure at Swiss Re, Ms. Bufkin led the insurance privatization practice. Her background includes nearly 15 years in executive positions in the reinsurance intermediary field.

     Mark W. Haushill joined Argonaut Group in December 2000 and was appointed Vice President, Treasurer and Chief Financial Officer in January 2001. He became Senior Vice President, Treasurer and Chief Financial Officer on August 3, 2004. Prior to joining Argonaut Group, Mr. Haushill assisted in the management of the Treasury/Capital Management operations of United Services Automobile Association (USAA) from June 1998 to December 2000. Previous to USAA, Mr. Haushill was the Vice President and Controller of Titan Holdings, Inc.

     Byron L. LeFlore, Jr. joined Argonaut Group in April 2001 and was appointed Vice President, Secretary and General Counsel in July 2001. He became Senior Vice President, Secretary and General Counsel on August 3, 2004. He served as Secretary until August 2, 2005. Mr. LeFlore was a partner in the national law firm of Arter & Hadden from 1997 to 2001 where he practiced corporate law and business litigation and served as outside counsel for public and private concerns including publicly traded insurance concerns. He is a member of the State Bar of Texas and admitted to practice before state and federal courts in Texas.

     Charles W. Weaver joined Argonaut Group in February 2002 as Vice President, Claims. He became Senior Vice President, Claims on August 3, 2004. Having spent over 30 years in the commercial insurance industry, Mr. Weaver has extensive experience in branch, regional and home office claims management. From 2001 to 2002, he worked at Cambridge Integrated Services Group as Senior Vice President of Claims. From 1987 to 2001, he was with Reliance Insurance Company where he was a Vice President of Claims.

Compensation of Executive Officers

     The following table sets forth the compensation paid during each of the years ended December 31, 2005, 2004 and 2003 to the Company’s Chief Executive Officer and the Company’s next four most highly compensated executive officers whose salary plus bonus exceeded $100,000 during the year ended December 31, 2005 (the

“Named Executive Officers”). None of the Named Executive Officers held stock appreciation rights during the years reported in the table.

		Annual Compensation			Long –Term Compensation
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Other Annual Comp (2)	Restricted Stock Awards ($)(3)(4)	Securities Underlying Options (#)	LTIP Payouts	All Other Comp ($) (5)
Mark E. Watson III President and Chief Executive Officer	2005 2004 2003	580,128 500,000 485,000	540,019 262,510 600,000	- - -	539,981 1,988,490	100,000 80,000	- - -	46,582 32,695 5,735

Barbara C. Bufkin Sr. Vice President, Corp Bus Dev	2005 2004 2003	267,628 225,000 195,000	132,011 80,014 157,780	- - -	115,489 171,111 32,420	20,000 20,000	- - -	20,477 15,746 4,284

Mark W. Haushill Sr. Vice President, Treasurer and CFO	2005 2004 2003	267,628 250,000 185,000	132,011 61,259 172,101	- - -	115,489 149,379 30,799	20,000 20,000	- - -	19,485 16,444 6,085

Byron L. LeFlore, Jr. Sr. Vice President and General Counsel	2005 2004 2003	253,045 225,000 201,250	100,006 95,165 151,630	- - -	174,994 196,710 32,430	20,000 10,000	- - -	9,313 5,195 132

Charles W. Weaver Sr. Vice President, Claims	2005 2004 2003	239,038 230,000 188,760	147,000 48,312 47,101	- - -	- 126,088 30,799	20,000 25,000	- - -	19,910 17,327 7,785
____________

(1)	Amounts include cash compensation earned by the Named Executive Officers, including amounts deferred under the Company’s 401(k) Plan and the Supplemental Executive Retirement Plan.

(2)

During the fiscal years shown, no Named Executive Officer received perquisite compensation having an aggregate value equal to the lesser of $50,000 or 10% of such Named Executive Officer’s salary and bonus for the applicable fiscal year. Perquisites considered include personal use of the Company’s leased airplane, country club membership, car allowance, and wellness reimbursement.

(3)

On March 21, 2006 the following restricted stock grants were awarded to Named Executive Officers for 2005 performance: Mr. Watson 15,336 shares; Ms. Bufkin 3,280 shares; Mr. Haushill 3,280 shares and Mr. LeFlore 4,970 shares. The shares vest in three equal annual installments beginning on the first anniversary of the date of the grant. Fifty percent of the vesting is subject to the achievement of additional performance triggers. The closing price for the Common Stock on the date of grant was $35.21.

(4)

The number and value of the aggregate restricted stock awards held by the Named Executive Officers at 12/31/2005, based on the closing price of the Company’s common stock price of $32.77 on 12/30/2005, was: Mr. Watson: 176,792 shares - $5,793,474; Ms Bufkin: 11,664 shares - $382,229; Mr. Haushill 13,280 shares - $435,186: Mr. LeFlore: 11,814 shares - $387,145; and Mr. Weaver: 9,846 shares - $322,653.

(5)	Amounts shown in the Other Compensation column for 2005 are as follows:

	401(k) Plan Employer Contribution	Imputed Value of Term Life	Supplemental Executive Retirement Plan Benefits
Mark E. Watson III	$14,700	$5,973	$25,909
Barbara C. Bufkin	$14,346	$1,713	$4,388
Mark. W. Haushill	$11,429	$751	$7,305
Byron L. LeFlore, Jr.	$9,261	$52	0
Charles W. Weaver	$13,031	$3,178	$3,701
____________

Option Grants in Last Fiscal Year

     The following table sets forth certain information with respect to individual grants of stock options to the Named Executive Officers during the year ended December 31, 2005.

	Option Grants in Last Fiscal Year
	Number of
	Securities	Percent of
	Underlying	Total Options	Exercise
	Options	Granted to	or Base		Grant Date
	Granted	Employees	Price	Expiration	Present
Name	(#) (1)	in Fiscal Year	($/Share) (2)	Date	Value($) (3)
Mark E. Watson III	100,000	16%	22.26	3/11/2012	$1,019,000
Barbara C. Bufkin	20,000	3%	22.26	3/11/2012	$203,800
Byron L. LeFlore, Jr.	20,000	3%	22.26	3/11/2012	$203,800
Charles W. Weaver	20,000	3%	22.26	3/11/2012	$203,800
____________

(1)	The grants were made subject to the achievement of performance goals. The goals were achieved and the options will be granted.

(2)

The options granted become exercisable or vest in annual installments of 25% beginning on the first anniversary of the date of grant. The exercise price is payable in cash or by delivery of already owned shares of the Common Stock with a market value equal to the exercise price.

(3)

Calculated using the Black-Scholes option pricing model with the following assumptions: expected volatility (47.5 percent, the month-end share closing prices and dividends paid for the four years ending the month prior to the respective grant date), risk-free rate of return (4.40 percent based on the U.S. Treasury Strip Rate as of the grant date at or as close to the expiration date as possible), dividend yield (0.00 percent, the total dividends paid during the twelve months prior to each grant date ($0.00 per share )). Use of the Black-Scholes model should not be viewed as a forecast of the future performance of the Common Stock.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

     The following table sets forth certain information with respect to the exercise of options during the year ended December 31, 2005 by the Named Executive Officers and the value of unexercised options held by the Named Executive Officers as of December 31, 2005.

	Shares Acquired on Exercise	Value Realized	Number of Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($) (1)

Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Mark E. Watson III	37,600	996,338	563,349	190,000	7,557,584	2,653,300
Barbara C. Bufkin	20,000	180,781	30,970	50,000	533,676	735,000
Mark W. Haushill	45,000	159,956	21,000	30,000	348,510	504,950
Byron L. LeFlore, Jr.	45,000	411,669	7,500	47,500	73,875	636,125
Charles W. Weaver	32,500	317,497	5,605	47,500	71,650	717,725
____________

(1)	Based on the closing price of the Company’s Common Stock on December 30, 2005 of $32.77.

Employment Contract

     On March 11, 2005, the Company entered into an Amended and Restated Executive Employment Agreement (the “2005 Agreement”) which provides as follows: (i) the term of Mr. Watson’s employment was extended from three years to five years, ending in March 2010; (ii) Mr. Watson's annual base salary was increased to $600,000 from $500,000 effective February 1, 2005; and (iii) the severance benefit payable under the 2003 Agreement was increased from three times base salary to five times base salary upon the occurrence of a Change of Control. In addition, in the event of his death while in the employ of the Company, the 2005 Agreement extends Mr. Watson’s right to a continuation of medical and health insurance benefits to his surviving spouse for a one-year period. As a matter of clarification, the 2005 Agreement also specifies that Mr. Watson will: (x) remain subject to his confidentiality obligations for a year after a termination of employment (as is generally the case for his non-competition and non-interference obligations); and (y) in severance situations also be entitled to any accrued bonus (meaning any bonus to which he would have been entitled had he remain employed until the bonus determination date). All other terms of the 2003 Agreement, which is described more fully in the Company’s definitive proxy statement filed on April 6, 2004 with the Securities and Exchange Commission, remain unchanged in the 2005 Agreement.

Executive Retention Plan

     On January 3, 2005, the Company entered into Executive Retention Agreements (the “Retention Agreements”) with the following Named Executive Officers of the Company and its subsidiaries: Barbara C. Bufkin, Mark W. Haushill, Byron L. LeFlore, Jr. and Charles W. Weaver. The Retention Agreements provide that if a “Change of Control” occurs during the term of an executive officer’s Retention Agreement, and the executive officer’s employment is terminated within 18 months thereafter, the executive officer will receive a lump sum severance payment. The Retention Agreements provide that the lump sum payments made to Ms. Bufkin, Mr. Haushill and Mr. LeFlore would be equal to twice the amount of their annual base cash compensation and the lump sum payment made to Mr. Weaver would be equal to the amount of one year of his annual base cash compensation. In addition, any COBRA health insurance costs incurred by the terminated executive officer for the 12 months following his or her termination would be reimbursed. Finally, certain unvested benefits from applicable stock option and restricted stock plans will become vested upon payment under the Retention Agreement and the executive officer will become subject to non-competition restrictions for one year. For purposes of the Retention Agreements, a “Change of Control” will occur if more than thirty percent (30%) of the combined voting power of the Company is acquired by another person or entity. The Retention Agreements expire on July 1, 2006.

     Benefits under the Retention Agreements are not available if an executive officer is terminated for reasons defined to constitute “Cause” or if the executive officer chooses to terminate the employment relationship for reasons not defined to constitute “Good Reason.” For example, severance payments need not be paid after a “Change of Control” if an executive officer is terminated as a result of failing to perform duties consistent with the executive officer’s previous duties because such failure to perform constitutes “Cause”. Severance payments would be paid, however, if an executive officer terminated his or her employment because of a material and adverse change in such executive officer’s duties or responsibilities after a “Change of Control” because such change constitutes “Good Reason”.

Stock Incentive Plan

     The Amended and Restated Stock Incentive Plan (the “Stock Incentive Plan”) permits the issuance of 5,000,000 shares of Common Stock in the form of stock option grants and 1,250,000 shares of Common Stock in the form of restricted stock awards. The Stock Incentive Plan is administered by a Committee selected by the Board of Directors all of whom meet the definition of “non-employee directors” under Section 16 of the Securities Exchange

Act of 1934. Employees of the Company or its subsidiaries and such other persons as may be determined by the Committee from time to time may participate in the Stock Incentive Plan with respect to non-qualified stock options and/or restricted stock awards, but only selected executives and other key employees of the Company or a subsidiary may receive incentive stock options under the Stock Incentive Plan and only such employees who are also officers of the Company or a subsidiary of the Company shall be eligible to receive stock appreciation rights. Directors of the Company who are not regular employees of the Company are not eligible to participate in the Stock Incentive Plan.

      The terms and conditions of stock options granted under the Stock Incentive Plan (including exercise price and vesting) are set forth in option agreements. The Stock Incentive Plan permits the Company to offer options which are “incentive stock options” for federal income tax purposes as well as options which are not “incentive stock options” (referred to as “non-qualified” stock options). Incentive stock options must satisfy certain requirements imposed by federal income tax law, including a requirement that the exercise price of the option be no less than the fair market value on the date of grant and that the term of the option not exceed ten years from the date of grant. The Stock Incentive Plan provides that non-qualified stock options issued after May 11, 2004 must have an exercise price that is equal to or greater than 100% of fair market value on the date of the grant and grants issued after May 11, 2004 must have a term equal to or less than seven years. The Stock Incentive Plan prohibits any reduction in the exercise price of an option without stockholder approval (except in connection with a change in the Company's capitalization). To date, the Company has only issued “non-qualified” stock options pursuant to the Stock Incentive Plan.

     The terms and conditions of restricted stock awards granted under the Stock Incentive Plan (including price and vesting) are set forth in restricted stock agreements. Shares issued pursuant to a restricted stock award under the Stock Incentive Plan are non-transferable until such shares are vested and earned. All of the outstanding restricted stock grants have vesting periods of three or four years.

     Although the Stock Incentive Plan also permits the Company to offer stock appreciation rights, to date no stock appreciation rights have been granted.

     No optionee may receive grants, during any fiscal year of the Company or portion thereof, of stock awards which, in the aggregate, cover more than 300,000 shares of Common Stock except that, in connection with his or her initial employment with the Company, an employee may be granted awards covering up to an additional 300,000 shares.

Pension Plan

     Argonaut Group maintains the Argonaut Group, Inc. Retirement Plan (the “Pension Plan”), a defined benefit retirement plan, for employees of Argonaut Group and its adopting subsidiaries who participated in the Pension Plan before February 29, 2004. In addition, the Company maintains the Argonaut Group, Inc. Pension Equalization Plan (the “Pension Equalization Plan”) to restore retirement benefits which would be payable under the Pension Plan but for the limits imposed by the Internal Revenue Code. The Company amended both the Pension Plan and the Pension Equalization Plan to provide that no benefits will accrue after February 29, 2004, that after February 29, 2004, no employee will become eligible to participate in either plan, and that both plans shall be maintained only for the benefit of those employees participating in them as of February 29, 2004.

     Annual Plan benefits at age 65 are illustrated as follows:

Pension Plan Table

	Years of Service
Average Annual Cash Compensation	15	20	25	30 or more
$125,000	$ 25,000	$ 33,333	$ 41,667	$ 50,000
150,000	30,000	40,000	50,000	60,000
175,000	35,000	46,667	58,333	70,000
200,000	40,000	53,333	66,667	80,000

225,000	45,000	60,000	75,000	90,000
250,000	50,000	66,667	83,333	100,000
300,000	60,000	80,000	100,000	120,000
400,000	80,000	106,667	133,333	160,000
450,000	90,000	120,000	150,000	180,000
500,000	100,000	133,333	166,667	200,000
625,000	125,000	166,667	208,333	250,000
____________

     The Pension Plan benefit after 30 years of participation is equal to 40% of an individual’s average total annual cash compensation over the sixty consecutive months of the highest cash compensation during the one hundred twenty months preceding termination of employment. The benefit is prorated for less than 30 years of participation in the Pension Plan. The benefits are not subject to any deduction for Social Security or other offset amounts. Benefits are payable to unmarried individuals in the form of a single life annuity unless the employee elects another form of benefit. Benefits are payable to married individuals in the form of a joint and 50% survivor annuity unless another form of benefit is elected. For retirement prior to age 65, benefits are reduced on an actuarial basis according to age.

     Section 415 of the Internal Revenue Code limits the amount of benefits payable under tax-qualified retirement plans such as the Pension Plan. For calendar year 2005, the limit was $170,000. In addition, the Internal Revenue Code imposes an annual limit upon the amount of compensation which may be included in the calculation of a benefit from a tax-qualified plan. In 2004, the year that accruals under both Plans ceased, the maximum includable compensation was $205,000. As noted above, the Company adopted the Pension Equalization Plan to restore retirement benefits which would be payable under the Pension Plan (set forth in the preceding table) but for the limits imposed by the Internal Revenue Code. The benefits shown in the table above include the total of the amount payable under the defined benefit plan and the amount payable under the Pension Equalization Plan, if any. An employee’s benefit under the Pension Equalization Plan will be the difference between the amount calculated using the Pension Plan formula without any limitation and the amount calculated under the Pension Plan formula applying the limitations imposed by the Internal Revenue Code.

     The number of years of service credited toward the determination of benefits under the Pension Plan and the Pension Equalization Plan are as follows: Mark E. Watson III, 3.4 years; Byron L. LeFlore, Jr., 1.8 years; Mark W. Haushill, 2.2 years; Charles W. Weaver, 1 year; and Barbara C. Bufkin, .4 years.

Argonaut Supplemental Executive Retirement Plan

     Under the Argonaut 401(k) Plan, the contribution made by the Company on behalf of an employee is equal to the sum of: (a) a dollar for dollar match of the first 5% of eligible pay that the employee contributes to the plan; plus (b) 2% of the employee’s eligible pay. The Internal Revenue Code imposes limitations on both the maximum amount of compensation used to calculate benefits under the plan ($210,000 for the 2005 fiscal year) and the maximum dollar amount of the 401(k) contribution that could be made for such year ($14,000 plus an additional $4,000 for employees over the age of 50 for the 2005 fiscal year). The Company adopted the Argonaut Supplemental Executive Retirement Plan (“SERP”) effective as of June 16, 2004 to restore retirement benefits which would be payable under the Argonaut 401(k) Plan but for the limits imposed by the Internal Revenue Code.

     Company contributions credited to the account maintained for each Named Executive Officer under the SERP for the fiscal year ended December 31, 2005 were comprised of two components: (A) the difference between the matching Company contribution which would have been made to the individual’s account under the Company’s 401(k) Plan based upon the individual’s 401(k) election had his or her contributions under that plan not been limited by reason of the Internal Revenue Code and the amount that was actually credited to the individual’s account under the Company’s 401(k) Plan; and (B) a supplemental Company contribution equal to 2% of the excess of the Named Executive Officer’s eligible compensation for the 2005 fiscal year less the maximum amount of compensation permitted to be taken into account under the Internal Revenue Code ($210,000 for the 2005 fiscal year). The amounts credited to each Named Executive Officer’s account will be deemed invested, for purposes of calculating an investment return on such account, in substantially the same funds the individual designates for the investment of his or her account balance under the Company‘s 401(k) Plan.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that might incorporate future filings, including this proxy statement, in whole or in part, this Compensation Committee Report on Executive Compensation and the Performance Graph on page 19 shall not be incorporated by reference into any such filings.

General

     The Board of Directors has established a Compensation Committee with authority to set all forms of compensation of the Company's executive officers. The Compensation Committee consists entirely of independent directors who are not officers, employees or former employees of the Company. It operates under a written Charter that is reviewed annually. A copy of the Compensation Committee Charter is available through the Company’s web site at www.argonautgroup.com.  The Compensation Committee met 8 times in the last year. The Compensation Committee believes that it has discharged the responsibilities of the Board of Directors relating to the compensation of the Company’s executive officers and directors and has concluded that the compensation of the Named Executive Officers including the Chief Executive Officer are, in the aggregate, reasonable and not excessive.

Compensation Philosophy

     The Board's compensation philosophy is to reward executive officers for the achievement of short and long-term corporate and individual performance, as measured by the attainment of specific goals for the creation of long-term stockholder value. Also, to ensure that Argonaut Group is strategically and competitively positioned for the future, the Compensation Committee has the discretion to attribute significant weight to other factors in determining executive compensation, such as maintaining competitiveness, expanding markets, pursuing growth opportunities and achieving other long-range business and operating objectives. The level of compensation is intended to allow the Company to attract, motivate, and retain talented executive officers who contribute to the long-term success of the Company. The compensation of the Chief Executive Officer and other Named Executive Officers of the Company is comprised of cash compensation and long-term incentives, including grants of restricted stock in lieu of cash compensation, and stock options.

Total Compensation for Executives

     For 2005, the Company’s total compensation for Named Executive Officers consisted of the following components: base salary, incentive compensation, and long-term stock incentives. During 2005, the Compensation Committee engaged an independent compensation consultant to assist with determining the appropriate levels of compensation. In addition to the advice of the consultant, the Compensation Committee considered the specific factors discussed below when determining compensation for the Named Executive Officers:

Base Salary

     In setting the base salaries for Named Executive Officers for 2005, the Compensation Committee considered both Company and individual performance. To ensure that each executive is paid appropriately, the Compensation Committee evaluates the executive’s level of responsibility, prior experience, overall knowledge, contribution to business results, executive pay for comparable positions in other companies, and executive pay within the Company.

Incentive Compensation

     In order to determine annual incentive awards for the Named Executive Officers, the Compensation Committee establishes specific goals for each named executive officer to measure both individual performance and business results. In particular, the Compensation Committee considers the performance of the Company as well as individual success in achieving specific personal goals. Targets for measuring both business results and achievement of personal goals are set at the beginning of the year by the Compensation Committee. Areas considered include achieving specific objectives such as underwriting income, net cash flow from operations, profitable new business, retention of current business, and the efficient operation of the executive officer's area of responsibility. This ensures that there is a clear and consistent framework in which achievement is measured and that performance is recognized and rewarded. Under the annual incentive plan, a portion of the executive's targeted total compensation is placed "at risk" dependent upon the Company’s results. Annual incentive awards are typically awarded in a combination of cash and restricted stock. Awards are generally paid in March of a given year for results in the preceding year.

      The targeted incentive amounts for the Named Executive Officers range from 45% to 150% of base salary. Depending upon the achievement of pre-determined performance metrics, executives were awarded between 120% and 130% of the targeted incentive amounts of which 0% to 75% was made through grants of restricted stock.

Long-Term Stock Incentives

     Long-term incentives are designed to align the interests of management and stockholders by encouraging employee ownership. Long-term incentives are provided in the form of stock option grants and restricted stock grants in accordance with the Stock Incentive Plan.

     The Stock Incentive Plan is designed to provide executive officers with the incentive to maximize stockholder value by creating a direct link between executive compensation and long-term stockholder return. The Compensation Committee meets to discuss the grant of stock options and restricted shares at least annually, with each executive officer being considered for an award periodically at the sole discretion of the Compensation Committee. In determining the amount of stock options and restricted shares, if any, to be granted in a fiscal year, the Compensation Committee considers the same factors set forth above, as well as the amount of stock options and restricted shares previously granted. As noted above, a portion of incentive compensation is paid through grants of restricted stock grants in lieu of cash compensation.

     Each stock option grant allows the executive officer to acquire shares of the Common Stock, subject to the completion of a four-year vesting period and continued employment with the Company. Stock options issued before May 11, 2004 have a term of ten years. Stock options issued after that date have a term of seven years. These shares may be acquired at a fixed price per share (the fair market value on the grant date). Restricted stock grants typically vest over a three or four year period and generally have an additional vesting requirement measured by accident year loss ratio development. None of the outstanding restricted stock grants have vesting periods of less than three years.

Corporate Tax Deduction on Compensation in Excess of $1 Million a Year

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the Chief Executive Officer or any of the four other most highly compensated officers. Performance-based compensation arrangements may qualify for an exemption from the deduction limit if they satisfy various requirements under Section 162(m). While the Compensation Committee considers the impact of this rule when developing and implementing the Company’s executive compensation programs, the Committee believes that it is important to preserve flexibility in designing compensation programs. Accordingly, the Compensation Committee has not adopted a policy that all compensation must qualify as deductible under Section 162(m). While grants of options and stock appreciation rights under the Stock Incentive Plan are intended to qualify as “performance-based”, restricted stock granted under the Stock Incentive Plan and amounts paid under the Company’s other compensation programs may not so qualify.

Chief Executive Officer Compensation

     Consistent with the standards discussed in the “Total Compensation for Executives” section of this report, in establishing Mr. Watson’s Total Compensation for 2005, the Compensation Committee considered Mr. Watson’s contribution to the Company’s performance and business results and the compensation of others in the industry in comparable positions.

Base Salary

     Mr. Watson's actual annual base salary for 2004 was $500,000. On February 8, 2005, Mr. Watson’s annual base salary was increased by the Compensation Committee to $600,000.

Incentive Award

     Annual incentive awards are typically awarded in a combination of cash and restricted stock. On March 21, 2006 the Committee awarded Mr. Watson incentive compensation in the amount of $540,019 cash and 15,336 shares of restricted stock for his performance during 2005. The restricted stock vests ratably over three years and fifty percent of the vesting is subject to the achievement of additional performance triggers.

COMPENSATION COMMITTEE:
John R. Power, Jr., Chairman
Hector De Leon
Gary V. Woods

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The following independent directors, Messrs. De Leon, Power, and Woods were members of the Compensation Committee of the Company at December 31, 2005.

PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the cumulative total stockholder return on the Company’s Common Stock with the cumulative total return of investments in the Standard and Poor’s 500 Index and the SNL Property Casualty Insurance Index. The graph assumes the investment of $100 on December 31, 1999 in Common Stock of the Company, the S&P 500 Index, and the SNL Property & Casualty Insurance Index. Note: The stock price performance shown on the following graph is not intended to predict or be indicative of future price performance.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

	Period Ending
Index	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
Argonaut Group, Inc.	100.00	100.86	78.44	82.65	112.37	174.28
S&P 500	100.00	88.11	68.64	88.33	97.94	102.74
SNL Property & Casualty Insurance Index	100.00	99.78	93.59	115.80	126.93	138.75
____________

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The following Report of the Audit Committee concerns the Audit Committee’s activities regarding oversight of the Company’s financial reporting and auditing process and does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Exchange Act, except to the extent the Company specifically incorporates this Report by reference therein.

     The Audit Committee is comprised of four directors, all of whom are deemed to be independent. The Audit Committee will continue to have four members who are “independent” under the Nasdaq listing standards applicable to audit committee members. The Audit Committee operates under a written charter which has been approved and adopted by the Board of Directors is reviewed and assessed annually by the Audit Committee and is available on the Company's web site at www.argonautgroup.com. The reference to the Company's web site does not incorporate by reference the information contained in the web site and such information should not be considered a part of the proxy statement.

     As set forth in more detail in its charter, the Audit Committee’s purpose is to assist the Board of Directors in its oversight of the integrity of the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements and to carry out any independent audit committee functions required by statute. The Audit Committee also assists the Board of Directors in its oversight of the Company’s compliance with applicable legal and regulatory requirements and of the independence, qualifications and performance of the independent registered public accounting firm and of the Company’s internal audit function.

     Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles and the establishment and effectiveness of internal controls over financial reporting and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. Ernst & Young LLP (“E&Y”), the Company’s independent audit firm, is responsible for: (i) performing an independent audit of the consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”); (ii) performing an independent audit in accordance with standards of the PCAOB of management’s assessment on the effectiveness of internal controls over financial reporting based on criteria established in Internal Control –Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (the “COSO criteria”); and (iii) performing an independent audit of internal controls over financial reporting based on the COSO criteria in accordance with the standards of the PCAOB.

     In connection with performing its oversight role related to the audited consolidated financial statements contained in the Company’s Annual Report on Form 10-K, the Audit Committee has:

  reviewed and discussed the audited consolidated financial statements with management and with representatives from E&Y;

  discussed with E&Y the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications With Audit Committees); and

  received from E&Y the written disclosures and the letter regarding E&Y’s independence as required by the Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) and discussed the independence of E&Y with representatives of E&Y.

     Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE:
Frank W. Maresh, Chairman
H. Berry Cash
Hector De Leon
John R. Power, Jr.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     The Audit Committee has selected Ernst & Young LLP (“E&Y”), independent registered public accounting firm, to serve as the auditors of the Company’s books and records for the coming year. A representative of E&Y is expected to be present at the Annual Meeting, and will be given an opportunity to make a statement if that representative desires to do so and is expected to be available to respond to appropriate questions.

     The fees incurred in 2004 and 2005 for services provided by E&Y to the Company were as follows:

	2004	2005
Audit Fees (1)	$2,611,410	$2,040,970
Audit-Related Fees (2)	34,140	18,000
Tax Fees (3)	42,835	18,295
All Other Fees (4)

TOTAL	$2,688,385	$2,077,265
____________

(1)

“Audit Fees” are the aggregate fees incurred for professional services rendered by E&Y for the audits of the Company’s annual consolidated financial statements for the years ended December 31, 2004 and December 31, 2005 and the reviews of the consolidated financial statements included in the Company’s quarterly reports on Form 10-Q during 2004 and 2005. “Audit Fees” also include fees incurred for professional services related to other statutory and regulatory filings and comfort letters and consents related to registration statements filed with the Securities and Exchange Commission. The 2004 and 2005 fees include E&Y’s estimate of unbilled fees related to services for the respective years.

(2)

“Audit-Related Fees” include fees incurred for assurance and related services that are reasonably related to the performance of the audit and not included in the “Audit Fees” described above. These services include audits of the employee benefit plans for both 2004 and 2005. For 2004, these fees also include consultations related to business combinations, stock options and tax valuation allowances.

(3)

“Tax Fees” are fees incurred in either 2004 or 2005 for E&Y tax services, which include tax planning, advice and assistance for the Company regarding statutory, regulatory or administrative developments and other federal, state and local and non-income tax minimization and planning.

(4)	“All Other Fees” are fees incurred in 2004 or 2005 that are not included in the above classifications.

Pre-Approval Process

     All services provided by E&Y in 2005 were, and all services to be provided by E&Y in 2006 will be, permissible under applicable laws and regulations and have been and will continue to be, specifically pre-approved by the Audit Committee, as required under its charter. The Audit Committee may delegate authority to subcommittees or an individual committee member to approve services by E&Y in the event there is a need for such approval prior to the next full Audit Committee meeting. A full report of any such interim approvals must be given at the next Audit Committee meeting

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     The company believes that the following transactions and relationships during 2005 were reasonable and in the best interest of the company.

Century Capital Entities

     In August 2002, the Company committed to a $5.0 million investment, as a limited partner, in Century Capital Partners III, LP (“CCP III”), an investment partnership which specializes in investing in the insurance industry. Century Capital Management, LLC (“CCML”), a successor to Century Capital Management, Inc., is the Investment Advisor to two partnerships (Century Capital Partners II, L.P. and CCPIII) that collectively hold a majority ownership interest in Asset Allocation & Management Company, L.L.C. (“AAM”). Allan W. Fulkerson, who is a member of the Company's Board of Directors, serves as a consultant to CCML. Prior to December 31, 2004, Mr. Fulkerson also served as a director of the general partner of CCPIII. Mr. Fulkerson retains a 7% ownership interest in the general partner of CCPIII. As such, he has an indirect ownership interest in AAM of less than one-half of one percent.

     The Company and AAM are parties to the AAM Investment Management Agreement, dated as of March 1, 2004, pursuant to which AAM agrees to make investment decisions with respect to and otherwise manage certain funds deposited by the Company for that purpose guided by the Investment Policy and Guidelines Statement approved by the Company's Board of Directors. As of December 31, 2005, AAM managed $742 million of the Company’s investments. The Company paid AAM $0.6 million for services provided in 2005, which constituted less than 5% of AAM’s consolidated gross revenues for 2005. It is anticipated that for calendar year 2006 revenue generated from the Company under the AAM Investment Management Agreement will again comprise less than 5% of the gross consolidated revenues of AAM. The AAM Investment Management Agreement does not have a specified term but is terminable by either party at any time on 30 days advance written notice.

Fayez Sarofim & Co.

     The Company and Fayez Sarofim & Co. (“Investment Manager”) are parties to an agreement dated November 11, 1995 (the “Investment Management Agreement”), whereby the Investment Manager has agreed to make investment decisions with respect to and otherwise manage certain funds deposited by the Company for that purpose. The Investment Manager is owned 100% by the Sarofim Group, Inc. the majority of which is owned by Fayez Sarofim, a director of the Company. As of December 31, 2005, Fayez Sarofim & Co. managed $183.1 million fair market value of the Company’s investments. Argonaut Group paid Fayez Sarofim & Co. $0.4 million for services provided in 2005. The Investment Management Agreement does not have a specified term but is terminable by either party at any time on 30 days advance written notice.

Swett & Crawford

     Swett & Crawford is the largest wholesale insurance broker in the country, placing nearly $2.6 billion in premium volume in their most recent fiscal year. David Hartoch, who is a member of the Company’s Board of Directors, was the Chairman and Chief Executive Officer of Swett & Crawford from 1997 to 2003. From 2003 to 2005, Mr. Hartoch served as a consultant to Swett & Crawford. On April 1, 2005, Mr. Hartoch was re-appointed as acting Chairman and Chief Executive Officer of Swett & Crawford. During 2005, Swett & Crawford placed insurance with the Company's Colony Group totaling $28.8 million in gross written premiums. Swett & Crawford earned $5.3 million in commissions on this business.

FORM 10-K AVAILABILITY

     Enclosed with the mailing of this proxy statement, the Company is furnishing to each of its stockholders a copy of its Annual Report to Stockholders for the fiscal year ended December 31, 2005 which includes the Company’s Annual Report on Form 10-K for the year ended 2005. The Company’s Annual Report on Form 10-K for the year ended 2005 is also available on the Company’s website at www.argonautgroup.com. The reference to the Company’s web site does not incorporate by reference the information contained in the web site and such information should not be considered a part of this proxy statement.

     The Company’s Annual Report contains financial and other information about the Company, but is not incorporated into this Proxy Statement and is not to be considered a part of these proxy-soliciting materials or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act. The information contained in the “Compensation Committee Report on Executive Compensation,” “The Audit Committee Report to the Board of Directors” and “Performance Graph” shall not be deemed filed with the Securities and Exchange Commission or subject to Regulations 14A or 14C or to the liabilities of the Section 18 of the Exchange Act, and shall not be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “1933 Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

STOCKHOLDER PROPOSALS FOR THE NEXT
ANNUAL MEETING OF STOCKHOLDERS

     In accordance with rules established by the Securities Exchange Commission, any stockholder proposal submitted pursuant to Rule 14a-8 intended for inclusion in the proxy statement and form of proxy for next year’s annual meeting of stockholders must be received by Argonaut Group no later than December 10, 2006. Proposals should be submitted to Craig S. Comeaux, Secretary, Argonaut Group, Inc., 10101 Reunion Place, Suite 500, San Antonio, Texas 78216. To be included in the proxy statement, the proposal must comply with the requirements as to form and substance established by the Securities Exchange Commission and must be a proper subject for stockholder action under Delaware law; provided, however, if the date of the meeting is first publicly announced or disclosed (in a public filing or otherwise) less than seventy (70) days prior to the date of the meeting, stockholders must submit their proposals not more than ten (10) days after such date is first announced or disclosed. Any stockholder who submits a proposal must deliver the text of the proposal to be presented and a brief written statement of the reasons why such stockholder favors the proposal and setting forth such stockholder's name and address, the number and class of all shares of each class of stock of Argonaut Group beneficially owned by such stockholder and any material interest of such stockholder in the proposal (other than as a stockholder). Any stockholder submitting a proposal which includes a recommendation to nominate one or more directors must include additional information. See page 3, “Corporate Governance--Process for Nominating Directors”, for more information on the requirements relating to recommending a director candidate to serve on the Board.

     In addition, stockholders may present proposals which are proper subjects for consideration at an annual meeting, even if the proposal is not submitted by the deadline for inclusion in the proxy statement. To do so, the stockholder must comply with the procedures specified by Argonaut Group’s Bylaws. Argonaut Group’s Bylaws require that all stockholders who intend to make proposals at an annual meeting submit their proposals to the Secretary of Argonaut Group during the period 60 to 90 days before the date of the meeting.

OTHER MATTERS

     The management of the Company knows of no other matters which may come before the Annual Meeting. However, if any matters other than the election of directors and Proposal 2 should properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote all proxies in accordance with their best judgment.

By Order of the Board of Directors

Craig S. Comeaux
Secretary

March 22, 2006